     THIS LEASE entered into this 27th day of September, 1990, by and between J & F ASSOCIATES and TJGHCC ASSOCIATES, Connecticut Partnerships having offices in the Town of Danbury, County of Fairfield and State of Connecticut (hereinafter cumulatively called "Lessor"), both acting herein by JOHN D. D'ELIA, General Partner and FAIR IMPORTS CORP. d/b/a FAIR ACURA, a Connecticut Corporation having its principal office in the City of Danbury, County of Fairfield and State of Connecticut (hereinafter called "Lessee").

                                    ARTICLE I

                                    Premises

     1.1 Lessor, in consideration of the rent hereinafter reserved and of the agreements and covenants herein contained on the part of the Lessee to be kept, performed and fulfilled, has demised and leased, and by these presents does demise and lease, unto Lessee and Lessee does hereby accept such leasehold interest in reliance upon the agreements and covenants herein contained on the parts of Lessor to be kept and performed on the terms and subject to the limitations and conditions herein expressed, all that certain tract of land with the buildings and improvements thereon more particularly described in Exhibit A attached hereto and made part hereof, together with Lessors' right, title and interest in and to all occupancy agreements and Leases listed on Exhibit B attached hereto and made part hereof.

     The Building occupied by Lessee, together with the land upon which it is located as described in Exhibit A, are hereinafter collectively called the demised premises. Said premises are subject (insofar as the same may be in effect or applicable) to:


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     (a) Building restrictions and regulations now in force and present and future zoning laws, ordinances, resolutions and regulations affecting the demised property and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal sovereigns, now or hereafterhaving acquired jurisdiction of the demised premises and the use and improvement thereof.

     (b) Violation of law, ordinances, orders or requirements that might be disclosed by an examination and inspection or search of the demised premises by any federal, state or municipal departments or authority having jurisdiction, as the same may exist on the date of the commencement of the term of this Lease, subject to the provisions of Paragraph 5.1(C), (D), (E) and (F) hereof.

     (c) The condition and state of repair of the demised premises as the same may be on the date of the commencement of the term of this Lease.

     (d) Any state of facts which an accurate survey of the demised premises may show, provided such does not render title unmarketable. Lessor represents that the survey attached hereto as Exhibit A is a true and accurate representation of the premises.

     (e) All taxes, assessment, water charges and sewer rents, accrued or unaccrued, fixed or not fixed, not yet due and payable.

     (f) Covenants, easements, restrictions, utility and other agreements of record, provided such do not prohibit the intended use of the premises, contain forfeiture or divestment clauses or render title unmarketable.

                                   ARTICLE II

                                      Term

     2.1 The term of this Lease shall be for a period of ten (10) years, commencing on the day of closing of the purchase contract between COLONIAL SUZUKI, INC. and ACCURATE MOTORS, INC. and JAMES G. HETHERINGTON dated March 27, 1990 (hereinafter the "Purchase Agreement").

     2.2 Lessee shall have the option to cancel this Lease effective on the 61st through the 63rd months of the Lease if Lessee gives Lessor six (6) months prior notice of the exercise of this option to cancel and pays to Lessor the sum of Two Hundred Thousand ($200,000.00) Dollars in five (5) equal monthly payments of $40,000.00 commencing on the effective date of the cancellation and on the monthly anniversaries thereof. Time shall be of the essence with regard to the exercise of this option. In the event that the option is not exercised within the time periods provided herein, it shall be of no further force and effect. Once the option to cancel is exercised, Lessor shall have the right to show the premises to prospective tenants and/or prospective purchasers at reasonable times.

     2.3 The Lessor grants to Lessee an option to extend the within Lease for two periods of five (5) years each at the end of the basic term hereof conditioned upon Lessee's not being in default under any of the terms and conditions of this Lease. The terms and conditions of the Lease during each of such option periods shall be the same as those set forth in the within Lease,

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except for the rent and except that there shall be no further rights of extension. In order to exercise each of the options set forth herein, Lessee must give written notice of its intention to exercise at least six (6) months prior to the commencement of each of said option periods, which notice shall be by registered or certified mail and time is of the essence with regard to such notice. The monthly rent payable during the first option period shall be the lesser of $49,500.00 or one (1%) percent of the fair market value of such premises, but in no event shall such monthly rent during such first option period be less than $47,000.00 per month. If the parties cannot agree upon such new rent sixty (60) days prior to the effective date of each option period each party shall then appoint an MAI Appraiser and such two appraisers shall establish the Fair Market Value of the premises leased hereunder for such option period. In the event that the two appraisers shall be unable to agree on said fair market value, they shall choose a third appraiser whose decision on such fair market value shall be binding, such appraisal to be no lower than the lower of the two appraisals nor higher than the higher of the two appraisals. In the event that the Lessee shall exercise its second option to extend, then the monthly rent payable during the second option period shall be the lesser of $51,500.00 or one (1%) per cent of the fair market value of the Premises at the commencement of such second extended term, but in no event shall the rent be less than the rent paid during the first extended term. If the parties cannot agree upon such new rent sixty (60) days prior to the effective date thereof, then the fair market valuation shall be determined by the appraisers

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as set forth in this Paragraph. During the second five-year option period the fair market value shall again be determined in the same manner as provided for during the first option period but utilizing the Sixteenth Lease Year instead of the Eleventh Lease Year.

                                   ARTICLE III

                                     Rental

     3.1 Basic Annual Net Rent. In consideration of the leasing aforesaid, Lessee agrees to pay to Lessor as net basic rent for the demised premises the amounts set forth in this Article III. The monthly rental for the premises which shall be on the 1st day of each and every month in advance, shall be payable as follows:

     First Lease Year..................................$36,000.00
     Second Lease Year.................................$36,000.00
     Third Lease Year..................................$40,000.00
     Fourth Lease Year.................................$40,000.00
     Fifth Lease Year..................................$42,500.00
     Sixth through Tenth Lease Years...................$47,000.00.

     3.2 Net Rent: The Basic Annual Net Rent provided for in this Article shall be in addition to and over and above all other payments to made by Lessee as herein provided, it being the intention of the parties hereto that the Basic Annual Net Rent shall be absolutely Net to Lessor and that Lessee shall pay all costs and expenses relating to the premises.

     3.3 Lease Year: The term "Lease Year" as used herein shall mean a period of twelve (12) consecutive calendar months, the first of which lease years shall commence on the date of closing of the Purchase Agreement previously described. Subsequent lease

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years shall run consecutively, each commencing upon an anniversary of the commencement of the first lease year. Any period prior to the commencement of the first lease year shall be a partial lease year.

     3.4 No Set Off: The Basic Annual Net Rent, and all other rental hereunder, shall be paid to Lessor without Notice or demand and without abatement, deduction or set-off unless otherwise provided. Lessee shall pay interest at the rate of twelve (12%) per cent per annum by law on any overdue installment which is not paid by Lessee for a period of ten (10) days, computed from the date such installment first became due.

     3.5 Placement of Payment: Said basic Annual Net Rent and additional rent shall be paid in lawful money of the United States of America c/o John D'Elia, 289 Mason Street, Greenwich, Connecticut 06830, or at such other place as may hereafter be designated by Lessor in writing.

     3.6 Additional Rental. All sums due and payable under this Lease other than Basic Annual Net Rent shall be additional rent.

     3.7 Covenant to Pay. Lessee covenants to pay the above rent herein reserved and all other sums which may become due hereunder, or be payable by Lessee hereunder, at the times and in the manner in this Lease provided.

     3.8 Allocation. One Thousand ($1,000.00) Dollars per Month shall be the rent allocated to property owned by TJGHCC and the balance to property owned by J & F.

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                                   ARTICLE IV

                              Taxes and Assessments

     4.1 Taxes. Lessee covenants and agrees to pay, as additional rent, before any fine, penalty, interest or cost may be added therefor for the payment thereof, except as provided in Section 4.6 of this Article, all real estate taxes, assessments, water rate and charges, and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including but not limited to assessments for public improvements or benefits, which shall during the term hereby demised be laid, assessed, levied, confirmed or imposed upon or become due or payable or a lien upon the premises of which the demised premises are part or any part thereof (all of which taxes, assessments, water rates ???? charges, levies and other governmental charges are hereinafter referred to as "Impositions"); provided, however, that any imposition relating to a fiscal period of the taxing authority, a part of which period is included in a period of ?????? either prior to commencement or after the termination of ?????? term of this Lease, shall (whether or not, during the term of this Lease, such imposition shall be laid, assessed, levied, confirmed or imposed upon or become due or payable or a lien upon the demised premises or any part thereof) be adjusted as between Lessor and Lessee as of the commencement or termination of the term of this Lease, so that Lessor shall pay that proportion of such imposition which that part of such fiscal period included in the period of time before commencement or after the termination of the term of this Lease bears to such fiscal period, and Lessee

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shall pay the remainder thereof. With respect to any imposition for public improvements or benefits which by law is payable, or at the option of the taxpayer may be paid in installments, Lessor shall pay the installments thereof which become due and payable subsequent to the termination of the term of this Lease, and Lessee shall pay those installments which become due and payable during the term of this Lease. The Lessee shall pay such taxes directly to the applicable taxing body and shall arrange with the cooperation of Lessor to have all bills sent directly to Lessee.

     4.2 Tax on Rents. If, at any time during the term of this Lease, under the laws of the State of Connecticut or a political subdivision thereof, a tax or excise on rents or other tax, however described, is assessed or levied by said state or political subdivision against Lessor on the basic rent expressly reserved hereunder, as a substitute, in whole or in part, for taxes assessed or imposed by said state or political subdivision on land and buildings or on land or buildings, Lessee covenants to pay and discharge such tax or excise on rents or other tax but only to the extent of the amount thereof which, so far as is ascertainable, is a substitute, in whole or in part for taxes assessed or imposed by said state or political subdivision on land and buildings or on land or buildings, and is lawfully assessed or imposed upon Lessor and which was so assessed or imposed as a direct result of Lessor's ownership of the demised premises, or of this Lease or of the rentals accruing under this Lease, it being the intention of the parties hereto that the basic rent to be paid hereunder shall be paid to Lessee in full and without deduction of any amount whatsoever, except as in this

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Lease otherwise expressly provided. The payment to be made by Lessee pursuant to this section shall be made before any fine, penalty, interest or cost may be added thereto for the non-payment thereof. Such tax or excise on rents or other tax shall be deemed to be an "imposition", as defined in Section 4.1 of this Article.

     4.3 Personal Property Tax. Lessee shall pay all taxes assessed on fixtures and personal property installed by or for the Lessee in the demised premises or used by Lessee thereat and all taxes on improvements made by or for the Lessee in and to the demised premises even though the same may be assessed against the Lessor.

     4.4 Proof of Payment. Lessee shall make all tax payments within thirty (30) days after receipt of bills from the taxing authority. If the holder of Lessor's existing mortgage so requires Lessee shall pay to such mortgage holder one-twelfth (1/12) thereof monthly in advance, together with its monthly payment of the net basic rent. After each lease year, Lessor shall furnish Lessee with a statement in reasonable detail of the actual imposition of taxes incurred by Lessor during such period. Thereupon, there shall be an adjustment between Lessor and Lessee with payment to or repayment by Lessor, as the case may require, to the end that Lessor shall receive the entire amount of Lessee's pro rata share of such costs and expenses for such period and no more.

     4.5 Evidence of Tax. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any such imposition, or the non-payment of any such imposition, shall be prima facie evidence that such imposition is due and unpaid at the time of the making or issuance of such certificate, advise or bill.

     4.6 Nothing herein contained shall require Lessee to pay municipal, state or Federal income taxes assessed against Lessor, municipal, state or Federal capital levy, estate, succession, inheritance or transfer taxes of Lessor, nor corporation franchise taxes imposed upon any corporate owner of the fee of the Premises.

                                    ARTICLE V

                                    BUILDING

     5.1. Lessor represents, warrants and covenants to Lessee as of the Commencement Date that:

     (A) During the period between the date of this Agreement and the Commencement Date, Lessor shall, at Lessor's sole cost and expense, keep the Property in reasonably good repair and conditions as is commercially prudent in Danbury for similar Property and that on the Commencement Date the property shall be in substantially the same condition as the Property is at the date of this Lease, reasonable wear and tear, damage by fire, or condemnation as provided below, excepted.

     (B) Lessor is sole owner of the good, record and marketable title to the Premises, has full authority to enter into this Lease and to perform all of its obligations hereunder. The execution and delivery of this Lease and the performance by Lessor of its obligations hereunder have been duly authorized by _________ requisite action and no further action or approval is required in order to constitute this contract as a binding and enforceable obligation of Lessor;

     (C) To Lessor's knowledge (and Lessor warrants that it has received no notice of violations) the Property is free of any ___________ble explosives, radioactive materials, organic compound ___________as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances" (collectively, "Hazardous Materials") under any federal, state or local laws, ordinances or regulations, now or hereafter in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under or about the Property, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq, the Resource Conservation and Recovery act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 UY.S.C. Section 7401, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, and any similar state and local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto (collectively, the "Hazardous Materials Laws"). The property is not currently used in a manner, and no prior use (by Lessor, prior owners, or any tenant) has occurred which violates any Hazardous Materials Laws. Neither the Lessor nor any tenant has received any notice from a governmental agency for violation of Hazardous Materials Laws.

     (D) Lessor has not received (and has no actual knowledge of) any notice or request from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from the holder or servicing agent of the holder of any Mortgage, or from any state or municipal authority, requesting the performance of any work or alteration in respect to the Property.

     (E) Lessor now has no actual knowledge of pending or contemplated condemnation proceedings affecting the Property or any part thereof.

     (F) Lessor is not now a party to any litigation, and Lessor knows of no litigation or claims affecting the physical condition or title to the Property except a certain action against Lessor by R & D Contractors against which Lessor will hold Lessee harmless and Lessor shall give to Lessee prompt notice of the institution prior to the Commencement Date of any such litigation, except summary process proceedings against defaulting tenants of the Property.

     (G)) Lessor represents that as of the date hereof the premises are zoned so as to allow the Lessee to carry on the use provided hereunder (paragraph 6.1) and to the best of Lessor's knowledge the buildings comply with applicable zoning regulations.

     All of the representations, warranties and covenants of the Lessor contained in this Lease or in any document delivered to

Lessee pursuant to the terms of this Lease shall be true and correct in all material respects and not in material default at the time of the Commencement Date of this Lease.

     5.2 Repairs and Maintenance. Except as otherwise provided in this Paragraph 5.2, Lessee covenants throughout the initial term of this Lease or any renewal term, at Lessee's sole cost and expense, to take good care of the demised premises and all improvements now or at any time erected on the demised premises, such as the meters, sewage disposal, heating, plumbing and electrical systems serving same, if any, and to keep the same in good order and condition, and in a first rate state of decoration, and shall promptly at Lessee's own cost and expense make all necessary repairs, whether structural or nonstructural, interior and exterior, ordinary as well as extraordinary, foreseen as well as unforeseen, all subject to reasonable wear and tear. When used in this Article, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by Lessee shall be equal in quality and class of the original work. Lessee shall keep and maintain all portions of the building and the demised premises, and the sidewalks, ramps and steps adjoining same, in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. Lessee further covenants throughout the term of this Lease, at Lessee's sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, bureaus, agencies and officers thereof, and the orders, rules, regulations and requirements of

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the local board of fire underwriters (or any other body now or hereafter constituted exercising similar functions) whether such laws, ordinances, orders, rules, regulations and requirements are foreseen or unforeseen, ordinary or extraordinary, which may be applicable to the Building, the furniture, fixtures, decoration equipment thereof and the sidewalk, curbs and vaults, if any, adjoining the demised premises or the use or manner of use of the Building. Lessee will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the demised premises or the Building. Notwithstanding the above provisions, Lessor shall have the obligation to repair, maintain and replace the foundation, exterior walls, roof and structural beams and columns, unless the required repairs or replacements are necessitated by the negligence or other acts of Lessee.

     5.3 Changes or Alterations. Lessee, at its sole cost and expense, shall have the right at any time and from time to time to make non-structural changes and alterations, to the Building, or any portion thereof. All improvements shall be done in a good and workmanlike manner and shall comply with laws, regulations and requirements of municipal and other governmental departments having jurisdiction, and in accordance with the orders, rules, and regulations of the Board of Fire Underwriters or any other body now or hereafter constituted exercising similar functions; and Lessee shall procure certificates of occupancy and other certificates if required by law. The consent by Lessor to any such improvements shall not be so construed as to subject Lessor or the Demised Premises to any liability whatsoever for the payment of any labor performed materials furnished in connection therewith and in the event that any claim therefor is asserted against Lessor or the Demised Premises, Lessee agrees to forthwith pay the same, or cause such security to be deposited for the payment thereof as may be reasonably satisfactory to Lessor.

     5.4 Contest of Validity. Lessee shall have the right to contest by appropriate legal proceedings, without cost or expense to Lessor, the validity of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Article V, and if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be held in abeyance without subjecting Lessee or Lessor to any liability of whatsoever nature for failure to so comply therewith, Lessee may postpone compliance therewith until the final determination of any such proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch.

     5.5 Payment for Services. The Lessee agrees to pay or cause to be paid all charges for gas, fuel, oil, water, sewer, electricity, light, heat, air conditioning, power, telephone or other communication service or other utility or service used, rendered or supplied to, upon or in connection with the Building and the demised premises throughout the demised term, and to indemnify the Lessor and save it harmless against any liability or damages on such account. The Lessee shall also at its sole cost and expense procure or cause to be procured any and all necessary permits, licenses or other authorizations required for the lawful and proper use, occupation, operation and management of the demised premises and for the lawful and proper installation and maintenance upon the Building of wires, pipes, conduits, tubes and other equipment or appliances for use in supplying any such service to or upon the Building. The Lessee expressly agrees that the Lessor is not, nor shall it be, required to furnish to the Lessee or any other occupant of the Building, during the demised term, any water, sewer, gas, fuel, oil, heat air conditioning, electricity, light, power or any other facilities, equipment, labor, materials or services of any kind whatsoever.

     5.6 Indemnity. Lessee agrees to and does hereby indemnify Lessor against damages, losses, costs and expenses with respect to liens which shall attach to the demised premises. The Lessee further agrees that in the use and occupation of the Building, the Lessee will comply with all requirements of all laws, ordinances, orders and regulations of the federal, state, county and municipal authorities and with any direction or certificate of occupancy issued pursuant to any law by any public office or officer. The Lessee covenants that it will not use or permit to be used any part of the Building or the premises for any dangerous, noxious or offensive trade or business and will not cause or maintain any nuisance in, at or on the Building or the premises.

                                   ARTICLE VI

                                       Use

     6.1 Use. Lessee may use the premises as a multiple automobile agency, together with uses incidental thereto.

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                                   ARTICLE VII

                             Indemnity and Insurance

     7.1 Indemnity. (a) Lessee hereby agrees to defend, pay, indemnify and save free and harmless Lessor, and/or any fee owner or ground or underlying lessors of the demised premises, from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including attorneys' fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or from or on account of any occurrence, in, upon, about, at or from the demised premises occasioned wholly or in part by any negligent or willful act or omission of Lessee or any sub-tenant, concessionaire or licensee of Lessee, or their respective employees, agents, contractors or invitees in, upon, about, at or from the demised premises or its appurtenances or by reason of the failure of all or any sub-tenant to perform any acts required of them pursuant to the provisions of this Lease. (b) Lessee and all those claiming by, through or under Lessee shall store their property in and shall occupy and use the demised premises and any improvements therein and appurtenances thereto and solely at their own risk and Lessee and all those claiming by, through or under Lessee hereby release Lessor from any and all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures of other property, or damage to business or for business interruption, arising directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof. (c) Lessor and Lessor's agents or employees shall not be responsible or liable at any time to Lessee, or to those claiming by, through or under Lessee, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons. (d) Lessor's and Lessor's agents and employees shall not be responsible or liable at any time for any defects, latent or otherwise, in the demised premises or any of the systems, equipment including plumbing, heating or air conditioning, electrical wiring or insulation thereof, stairs, porches, railings or walks, machinery utilities, appliances or apparatus therein, nor shall Lessor be responsible or liable at any time for loss of life, or injury or damage to any person or to any property or business of Lessee, or those claiming by, through or under Lessee, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up of sewer pipes, downspouts, tanks, tubs, water closets, waste pipe, drain or other pipes, or caused by water, steam, gas sewage, snow or ice in any part of the demised premises, or caused by or resulting from injury done or occasioned by wind, rain, snow or leakage of water or from the interruption in the supply of any utilities, acts of God or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of any Building or improvement on or in the demised premises, including the demised premises or any of the equipment, fixtures, machinery, appliances or apparatus therein or from broken glass, water, snow or ice coming through the roof, doors, windows, walks or other place or the falling of any fixtures, plaster, tile, stucco or other matter, or any equipment, or appurtenance becoming out of order or repair or interruption of any service. (e) Lessee shall give prompt notice to Lessor in case of fire or other casualty or accidents in the demised premises or any defects therein or in any of its fixtures, machinery or equipment. (f) Lessee expressly acknowledges that all of the foregoing and following provisions of this Section shall apply and become effective from and after the commencement date of this Lease and shall be effective to the full extent permitted by law. In case Lessor shall be made a party to any litigation, commenced by or against Lessee, its agents, licensees, concessionaires, contractors, customers or employees, or arising out of Lessee's use or occupancy of the demised premises or other action of the Lessee or its agents, then Lessee shall protect and hold Lessor harmless and, in addition, shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Lessor in connection with such litigation. The Lessee shall maintain at its own expense insurance in such amounts and for such purposes and on such terms as follows:

     7.2 Fire Insurance. Lessee,shall, at Lessee's sole cost and expense, keep the Building and improvements constituting the Premises, insured against: (a) loss or damage by flood, fire, icing, wind damage, and against loss or damage by other risks now or hereafter embraced on an "all risk basis", so-called, including difference in conditions coverage and against such other risks as Lessor may designate, in amounts equal to the then

"full replacement Cost", as increased annually to reflect the then current replacement cost, such replacement cost to be established by appraisal by Lessors. It is agreed that the total replacement cost for the buildings presently located on the premises as of the Commencement Date of this lease is at least $2,800,000.00; (b) loss or damage from leakage of systems now or hereafter installed in the Premises, in such amount as Lessor may reasonably require; (c) loss or liability resulting from property damage, personal injury or death by explosion of hot-water boiler, air conditioning equipment, pressure vessels or similar apparatus, if any, now or hereafter installed in the premises, in such limits with respect to any one accident shall be not less than $1,000,000.00 or as reasonably be requested by Lessors from time to time; (d) Rent abatement insurance covering risk of loss during a one-year period due to the occurrence of any of the foregoing hazards. At Lessor's request, Lessee shall furnish Lessor a certificate of insurance certifying that the insurance coverage required hereby is in force. Lessor shall be named as an insured party as owner. All policies of insurance required hereby shall provide, to the extent available, that they will not be cancelled upon less than fifteen (15) days' prior notice to Lessor. Any insurance required by the terms of this Lease to be carried by Lessee may be under a blanket policy (or policies) covering other properties of Lessee. If such insurance is maintained under a blanket policy, Lessee shall procure and deliver to Lessor a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amounts thereof allocated to the risks intended to be insured hereunder.

     7.3 Workmen's Compensation Insurance. The Lessee in compliance with the workmen's compensation law of the State of Connecticut shall carry a policy of Workmen's Compensation and Employer's Liability Insurance. Unless the laws of such state prohibit placing a dollar limit on the liability of an insurance company for employer's liability, the policy shall be written with an employer's liability limit of at least $100,000.00. Such insurance shall be maintained in full force at all times during the terms of the Lease.

     7.4 General Liability Insurance. The Lessee, at its own cost and expense, shall purchase and maintain in force a policy of general liability insurance. This policy shall provide at least the coverages and limits specified immediately below:

     (a) The policy shall be written on a so-called "comprehensive" general liability form;

     (b) The Lessor shall be a named insured under the policy;

     (c) The policy shall be endorsed with a cross-liability endorsement stating that in the event that a claim is brought by one insured against another insured under the policy, or by an employee of one insured against another insured under the policy, each insured shall be considered a separate insured for purposes of the insurance;

     (d) The policy shall be written on the "caused by any occurrence" rather than written on the "caused by accident" basis for bodily injury and property damage liability coverage;

     (e) The policy shall be written with a blanket contractual liability endorsement providing automatic coverage for bodily injury or property damage assumed under any type of written contract in addition to types of contracts defined in the policy form;

     (f) The policy shall be written using a "personal injury" endorsement providing coverage for claims arising out of false arrest, false imprisonment, defamation of character, libel and slander, wrongful eviction and invasion of privacy and such endorsement shall not contain an exclusion of coverage for claims for "personal injury" brought by employees of an insured;

     (g) Unless by special agreement, the Lessee and Lessor have mutually agreed in writing each to hold the other harmless for damage to its property caused by the negligence of the other, and unless each shall have had its policies of property damage or business interruption insurance endorsed to acknowledge receipt and acceptance of advices that such hold harmless agreements have been undertaken, the policy effected by the Lessee shall specifically include coverage for legal liability for damage to the demised premises and/or any portion of the demised premises by fire and inherent explosion, or by water damage (the latter including, where pertinent, sprinkler leakage damage);

     (h) The policy shall be written with bodily injury limits of $1,000,000 per person, $5,000,000 per occurrence (which limits shall also apply per person and aggregate for "personal injury" coverage) and with a property damage limit of at least $1,000,000 per occurrence and $1,000,000 aggregate (which limits shall also apply to fire and explosion legal liability coverage).

     7.5 Proceeds. All such policies of insurance hereinabove referred to shall provide that the proceeds thereof shall be payable to Lessee and Lessor as their respective interests may appear, in accordance with the provisions of Paragraph
7.10 below.

     7.6 Insurance Companies. All such policies of insurance hereinablve referred to shall be written in companies reasonably satisfactory to Lessor and authorized to do business in the State of Connecticut and shall be written in such form and distributed in such companies as shall be reasonably acceptable to Lessor. Lessee shall deliver to Lessor on or before the commencement of the term of this Lease all such policies of insurance or binders in the amounts and covering the risks hereinabove provided, and all policies to be carried by Lessee in which Lessor is named as an insured shall provide that the insurer shall not cancel the same unless not less than 30 days prior written notice thereof is given to Lessor.

     7.7 Maintenance of Insurance. It is the intention of the parties that Lessee, as to that insurance, it is to take out, maintain in force at all times, pay for and deliver to Lessor all of the policies of insurance, binders or certificates of insurance hereinabove referred to at such times and in such manner so that Lessor shall at all times during the initial term and any renewal term of the lease be in possession of policies or binders of insurance which are in full force and effect.

     7.8 Rent Insurance. The loss of rental insurance referred to in paragraph
7.2 above shall be purchased by Lessor at Lessee's expense in any amount equal to at least the Basic Annual

Net Rent for one year, plus, for one year, additional rent hereunder, as estimated by Lessor.

     7.9 Waiver of Subrogation Rights. The parties hereto hereby waive any and all rights of recovery, claim, action or cause of action, against each other, their respective agents, officers and employees for any loss or damage that may occur to the Leased Premises or the Building and to all property, whether real, personal or mixed, located in the Leased Premises, or the Building, by reason of fire, the elements, or any other cause normally insured against under the terms of standard fire and extended coverage insurance policies or the type prescribed from time to time for use in respect of the Building, regardless of cause or origin, including negligence of the parties hereto, their respective agents and employees. Each party agrees to provide the other with reasonable evidence of its insurance carrier's consent to such waiver of subrogation.

     7.10 Insurance Proceeds Escrow. For the purpose of paying the cost of repair, replacement, or rebuilding, the proceeds of insurance policies shall be kept in an escrow account and disbursed by the Lessor during the course of the work. If the amount of the insurance proceeds is insufficient to pay the cost of the necessary repair, replacement, or rebuilding of such damaged building or improvements the Lessee shall pay any additional sum required, and if the amount of the insurance proceeds is in excess of the cost thereof the amount of the excess shall be retained by the Lessor.

                                  ARTICLE VIII

                  Lessor's Right to Perform Covenants of Lessee

     8.1 Lessor's Right to Make Payments. Lessee covenants and agrees that if it shall at any time fail to pay any imposition pursuant to the provisions of this Lease or to take out, pay for, maintain or deliver any of the insurance policies provided for herein, or shall fail to make any other payment (all of which payments under this Lease shall be deemed additional rent) or perform any other act on its part to be make or performed as in this Lease provided, then Lessor may, but shall not be obligated to do so, and without notice to or demand upon Lessee and without waiving or releasing Lessee from any obligations of Lessee in this Lease contained, pay any such imposition, effect any such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act on the part of Lessee to be made and performed as in this Lease provided, in such manner and to such extent as Lessor may deem desirable, and in exercising any such rights pay necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Lessor and all necessary and incidental costs and expenses in connection with the performance of any such act by Lessor, together with interest thereon at the rate of twelve per cent (12%) per annum from the date of the making of such expenditure by lessor, shall be payable to Lessor on demand, and Lessee covenants to pay any such sum or sums with interest as aforesaid and Lessor shall have (in addition to any other right or remedy of Lessor) the same rights and remedies in the event of the non-payment thereof by Lessee as in the case of default by Lessee in the payment of the Basic Annual Net Rent.

                                   ARTICLE IX

                                Mechanics' Liens

     9.1 Mechanic's Liens. Lessee shall not suffer or permit any mechanic's liens to be filed against the Building, the demised premises, or any part thereof, by reason of work, labor, services or materials supplied or claimed to have been supplied to Lessee or anyone occupying the Building, the demised premises or any part thereof through or under Lessee. If any such mechanic's lien shall at any time be filed against the Building or the demised premises of which Lessee shall have received written notice from Lessor or the lienor, Lessee shall cause the same to be discharged of record within thirty (30) days after the date of filing the same except as provided in Section 9.2 of this Article. If Lessee shall fail to discharge such mechanic's lien within such period, then in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is, or may be prescribed by law. Any amount paid by Lessor for any of the aforesaid purposes,and all reasonable legal and other expenses of Lessor, including reasonable counsel fees, in or about procuring the discharge of such lien, with necessary disbursements in connection therewith, with interest thereon at the rate of twelve per cent (12%) per annum from the date of payment shall be repaid by Lessee to Lessor on demand as provided in Article VIII hereof.

Nothing herein contained shall imply any consent or agreement on the part of Lessor to subject Lessor's estate to liability under any mechanic's lien law.

     9.2 Right to Challenge. Lessee shall have the right to contest the amount or validity of any such lien by appropriate legal proceedings provided Lessee, within twenty (20) days after notice of the attachment of such lien, shall give written notice to Lessor of its intention to contest the same which shall specify the amount of the lien to be contested, and provided that at the time of giving such notice Lessee shall deposit with Lessor or as directed by a court of law as security for the payment of such lien money or other security satisfactory to Lessor in an amount sufficient, in the sole judgment of Lessor, to pay or secure payment of such lien together with interest, court costs, attorneys' fees and any other charges in connection therewith that may be assessed against or become a charge on the Building, the demised premises or any part thereof, in said proceedings. As long as Lessee shall continue diligently to prosecute such proceedings and is not in default under any provision of this Lease, and further provided neither Lessor nor Lessee, or any interest of either of them is subject to loss, forfeiture, attachment or criminal process, Lessor shall not have the right to pay, remove or discharge any such lien so contested. If at any time while such proceedings are pending the money or other security held by Lessor shall in the reasonable judgment of Lessor be insufficient to pay or secure payment or such lien together with interest, court costs, attorney's fees and any other charges in connection therewith that may be assessed against or become a charge on its Building, demised premises or any part thereof in said proceedings, Lessee shall forthwith pay over to Lessor an amount of money sufficient, together with the money or other security so deposited pursuant to this Section, to pay the same. In the event of any default by Lessee under this Lease, or in the event Lessor or Lessee or any interest of either is subject to forfeiture, attachment or criminal process, Lessor is authorized to use any money or other security deposited under this Section (together with any interest on any securities deposited hereunder) to apply at its option, on account of such default or to pay said lien. Lessee shall not be entitled to interest on any money deposited pursuant to this Section, but shall be entitled to receive from time to time any interest on any securities deposited hereunder so long as the amount of such deposit is sufficient in the reasonable judgment of Lessor to pay or secure payment of such lien together with all interest, court costs, reasonable attorneys' fees and other charges in connection therewith that may be assessed against or become a charge on the Building, the demised premises, or any part thereof, in said proceedings and provided that Lessee is not in default under any provision of this Lease of which Lessee shall have written notice. Upon the termination of such proceedings, the money or other security so deposited (together with any interest on any security deposited hereunder) shall be applied to the payment, removal and discharge of such lien, if any, then payable and the interest, court costs, attorneys' fees and other charges in connection therewith accruing in such proceedings, and when such lien has been discharged of record, the balance, if any, shall be paid or returned to Lessee, provided Lessee is not in default under this Lease.

                                    ARTICLE X

                             Covenant Against Waste

     10.1 Covenant Against Waste. Lessee covenants not to do or suffer any waste or damage, disfigurement or injury to the Building or the demised premises except as may be caused by reasonable wear and tear or other loss specifically provided for elsewhere in this Lease. Nothing in this Article shall be construed to prevent Lessee from making changes and alterations permitted under this Lease.

                                   ARTICLE XI

                            Paramount Title of Lessor

     11.1 Paramount Title of Lessor. Nothing in this Lease contained shall authorize Lessee to do or refrain from doing any act which shall in any way encumber the title of Lessor in and to the demised premises, nor shall the title, interest or estate of Lessor therein be in any way subject to any claim by way of lien or encumbrance, whether arising by operation of law or by virtue of an express or implied contract by Lessee. Any claim to a lien or encumbrance upon said demised premises, arising from any act or omission of Lessee, shall accrue only against the leasehold estate of Lessee and shall in all respects be subject or subordinate to this paramount title and right of Lessor in and to said demised premises. The whole world and particularly every person furnishing, manufacturing or preparing any material, fixtures, apparatus or machinery for, or on account of, said demised premises, or the Building, or the appurtenances or furnishings therein, or performing any labor or services in, upon or about said demised premises, or the Building, or appurtenances, or dealing in any wise with Lessee or any other claiming under it, shall take and be held charged with notice of this condition, and shall have and acquire no lien upon Lessor's interest through the furnishing of such material, fixtures, apparatus, machinery, labor or services.

                                   ARTICLE XII

                      Mortgages, Assignments and Subleases

     12.1 Assignment and Subletting. The Lessee shall not assign, mortgage, or encumber this Lease (whether by operation of law or otherwise), without the prior written consent to the Lessor in each instance. Lessee may assign this Lease without consent of Lessor to one or more partnerships or corporations of which it shall be a general partner or stockholder, or which are owned and controlled to the extent of 50% or more by Lessee or SAMUEL X. DiFEO and JOSEPH DiFEO, as the case may be. In the event that Lessee is a corporation, the sale or transfer of more than thirty-five (35%) per cent of its stock shall be deemed an assignment and shall require Lessor's consent. Lessee may sublet all or portions of the Demised Premises for rental periods within the term of this Lease without the prior written consent of the Lessor, provided, however, that the Lessee shall remain primarily liable for the payment of all rent due Lessor under this Lease and for the performance of all the other terms of this Lease required to be performed by the Lessee. If this Lease is assigned, or if the Demised Premises or any part thereof is sublet, or occupied by anybody other than Lessee, Lessor may, after default by the Lessee, collect rents from the assignee, subtenant or occupant and apply the net amount collected to the rent payable by Lessee under this Lease. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Lessee from the further performance by Lessee of the covenants in this Lease. The consent by the Lessor to an assignment of mortgage or encumbering of this Lease shall not be construed to relieve the Lessee from obtaining the consent of Lessor to any further assignment. Notwithstanding the foregoing, if Lessee assigns this Lease entirely to one or more corporations of which he shall be a stockholder, then Lessee shall have no further obligation or personal liability except as otherwise provided in this Lease.

                                  ARTICLE XIII

                          Surrender of Leased Premises

     13.1 Condition of Demised Premises Upon Surrender. All erections, alterations, improvements or additions made upon the demised premises either by Lessor or Lessee, except furniture, business equipment or movable partitions or trade fixtures installed by Lessee or set forth in the Purchase Agreement, shall be the property of Lessor and shall remain and be surrendered with the demised premises as a part thereof at the termination of this Lease without compensation to Lessee.

     13.2 Expiration. Lessee for itself and its successors in, under and to this Lease, in, under and to said Building, expressly covenants and agrees with the Lessor that upon expiration of the term of this Lease by lapse of time or upon the earlier termination of this Lease for any reason whatsoever (except as a consequence of default hereunder by the Lessor), all right and interest of the Lessee in the Building, together with all of the right, title and interest of the Lessee in and to all personal property and materials and supplies in the Building used in the maintenance or operation of the Building, shall be and become the property solely of Lessor, and Lessee shall have no further right, title or interest therein.

     13.3 Surrender. Upon the expiration of the term of this Lease by lapse of time or upon the earlier termination of this Lease for any reason whatsoever (except as a consequence of default hereunder by the Lessor), and also in the event that pursuant to any of the provisions of this Lease the right of the Lessee to possession of the demised premises and of the Building ceased and the Lessor under the terms of this Lease has such right of possession even though the term of this Lease has not expired, Lessee shall and will surrender and deliver up the Building and the demised premises into the possession and use of the Lessor immediately, and Lessee hereby acknowledges and agrees that Lessor shall have the right in any such event to enter into and upon said demised premises and the Building, to take possession thereof, with or without process of law, and the right to expel and remove Lessee, using such force as may reasonably be necessary, and such entry or possession shall not constitute a trespass or forcible entry or detainer.

                                   ARTICLE XIV

                                     Default

     14.1 Default. If the Lessee shall: (a) default in the payment of the Basic Annual Net Rent reserved herein or any additional rental herein mentioned or any part of either or in making any other payment herein provided for a period of ten (10) days or more and after written notice from Lessor which shall allow Lessee a three-day period within whIch to cure any default. Lessor shall not Be required to give Lessee more than three written notices in any calendar year or
(b) default in the observance of any of the other terms, convenants and conditions of this Lease and such default shall continue for more than thirty
(30) days after written notice of such default; or (c) make any assignment of Lessee's leasehold interest for the benefit of creditors or any of its leasehold interest shall be attached, or if Lessee shall file a voluntary petition in bankruptcy or be by any court adjudicated a bankrupt or take the benefit of any insolvency act or be dissolved, and such appointment, if made in proceedings instituted by Lessee, shall not to be vacated within sixty (60) days after it has been made, or if made in proceedings instituted by Lessee, shall not be vacated within sixty (60) days after it has been made, then, upon the happening of any one or more of the defaults or events above mentioned in this Article XIV, this Lease and the term hereof shall, at Lessor's option, upon the date specified in a notice, which date shall not be less than thirty (30) days after the date of mailing of such notice by Lessor to Lessee, wholly cease and expire, with the same force and effect as though the date so specified were the date hereinabove first set forth as the date of the expiration of the lease term unless remedied by Lessee within such period or if such default cannot reasonably be remedied by Lessee within such period and Lessee has commenced and diligently proceeded to remedy such default (but Lessee shall remain liable to Lessor as hereinafter provided); and thereupon, or at any time thereafter, Lessor may re-enter the demised premises either by force or otherwise, and have the possession thereof in the manner prescribed by the statute relating to summary proceedings, or similar statutes (but Lessee shall remain liable to Lessor as hereinafter provided), it being understood that no demand for the rent and no re-entry for condition broken and no notice to quit possession or other notices prescribed by statute shall be necessary to enable Lessor to recover such possession, but that all right to any such demand and any such re-entry and any notice to quit possession or other statutory notices or pre-requisites are hereby expressly waived by Lessee.

     14.2 Rental Upon Default. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise: (a) All Basic Annual Net Rent and additional rental shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such reasonable expenses as Lessor may incur for legal expenses, attorneys' fees, brokerage, and/or puttng the demised premises in good order, or for preparing the same for re-rental (whether or not judgment is sought or obtained; (b) Lessor may relet the demised premises or any part or parts thereof, either in the name of Lessor or otherwise, for a term or terms which may at Lessor's option be less than or exceed the period which would otherwise have constituted the balance of the lease term and may grant concessions or free rent; and (3) Lessee or the legal representative of Lessee shall also pay Lessor as liquidated damages for failure of Lessee to observe and perform said Lessee's covenants herein contained, any deficiency between all rental hereby reserved and/or covenanted to be paid and the net amount, if any, of all rental collected on account of the demised premises for each month of the period which would otherwise have constituted the balance of the lease term. In computing such liquidated damages there shall be added to the said deficiency such expenses as Lessor may incur in connection with reletting, such as legal expenses, attorneys' fees, brokerage and for keeping the demised premises in good order or for preparing the same for reletting. Any such liquidated damages shall be paid in monthly installments by Lessee on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of the Lessor to collect the deficiency for any subsequent month by a similar proceeding.

     14.3 Damages upon Default. In case of any default, reentry, expiration and/or dispossess, by summary proceedings, or otherwise, pursuant to this
Section 14 Lessor shall (notwithstanding any other provisions of this Lease), be entitled, at its option, in addition to and without prejudice to any other rights and remedies it may have hereunder or at law or in equity to recover from Lessee as damages, in addition to any unpaid Basic Annual Net Rent or additional rental accrued to the date of such re-entry, expiration and/or dispossess, an amount equal to the difference between the Basic Annual Net Rent and additional rent reserved hereunder for what would otherwise have been the expired portion of the lease term (had such re-entry, expiration and/or dispossess not occurred) and the then fair and reasonable rental value of the demised premises for such unexpired portion of the lease term, both discounted at the rate of six (6%) per cent per annum to present worth. Lessee shall be entitled to recover and receive the full amount of such damages at whatever time after such re-entry, expiration and/or dispossess it seeks to recover the same. However, nothing herein contained shall limit or prejudice the right of Lessor to prove for and obtain as damages, by reason of the default or other event or occurrence as a result of which such re-entry, expiration and/or dispossess shall have occurred, an amount equal to the maximum amount allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such an amount be greater, equal to or less than the amount of the difference referred to above. If any reletting is for an amount greater than Lessee is required to pay hereunder such coverage shall be retained by Lessor and Lessee shall not be entitled to any portion of such overage. In determining the then fair and reasonable rental value of the demised premises, the rental realized upon any reletting, if such reletting shall be accomplished within a reasonable time after such re-entry, expiration and/or dispossess, shall be deemed prima facie to be such rental value. Lessee shall be entitled, in addition to the amount of such difference, to also recover such expenses as Lessor may incur in connection with such re-entry and/or dispossess and such reletting, such as legal expenses, attorneys' fees, brokerage and the costs and expenses incurred in connection therewith and in keeping the demises premises in good order and in preparing the same for such reletting.

     14.4 Repair and Alteration Upon Default. Lessor at Lessor's option may make such reasonable alterations, repairs, replacements and/or decorations in the demised premises as Lessor, in Lessor's sole judgment, considers advisable and necessary for the purpose of reletting the demised premises; and the making of such alterations and/or decorations shall not operate or be construed to release Lessee from liability hereunder as aforesaid. Lessor shall in no event be liable in any way whatever for failure to relet the demised premised, or in the event that the demised premises are relet, for failure to collect the rent thereof under such reletting.

     14.5 Injunctive Relief. In the event of a breach or threatened breach by Lessee of any of the covenants or provisions of this Lease, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity.

     14.6 Rental After Termination. No receipt of any Basic Annual Net Rent or additional rental by Lessor from Lessee after the proper legal termination in any way of this Lease or after giving any notice, shall reinstate, continue or extend the lease term, or affect any notice. No receipt of any rental after the commencement of suit, or after final judgment for possession of the demised premises, shall reinstate, continue or extend the lease term or affect said suit or said judgment.

     14.7. Waiver. The obligations set forth in this Article XIV shall be binding on the Lessee whether or not Lessor has taken possession of the premises, and whether or not Lessee has been evicted from the premises by summary process, and Lessee hereby waives the right to interpose any defense to any action hereunder based upon such possession or summary process.

                                   ARTICLE XV

                                  Condemnation

     15.1 Eminent Domain. The parties hereto agree that should the demised premises, or any substantial part thereof which renders the use of the premises for the intended purpose impractical as reasonably determined by Lessee, be taken or condemned by competent authority for public or quasi-public use, or acquired by such authority by negotiation and sale in lieu thereof then, and in that event, this Lease shall cease and come to an end as of the time of such actual taking, and then, and thenceforth, all obligations of the parties hereunder, the one to the other, shall cease and terminate. All damages awarded as a result of any condemnation of the premises or any part thereof except as otherwise herein set forth, shall become the sole and absolute property of Lessor, including without limitation, any damages awarded as compensation for diminution in value of the leasehold and/or loss of the fee title to the premises. Lessee assigns any rights in and to any condemnation award to Lessor except as provided in Paragraph 15.2 hereof.

     15.2 Lessee Damage. In the event of any such taking as described above, the Tenant shall have the right to apply for any relief provided by statute or regulation for Lessee's benefit, provided that such benefit does not reduce the damages or compensation due the Lessor above described or provided above.

                                   ARTICLE XVI

                              Damage or Destruction

     16.1 Damage. If the demised premises, or the building or buildings of which the premises may form a part, are damaged by fire or other casualty to such an extent that the damage cannot, in the opinion of Lessor, be repaired or restored within two hundred seventy (270) days of the date of such occurrence, this lease may be terminated at the option of the Landlord upon notice to Lessee within such two hundred seventy (270) day period, even though the premises have not become untenantable, and upon such termination shall shall be an adjustment of rent to said date of termination, except that Lessee shall have the right to negate such termination by agreeing to rebuild the premises as herein provided in Paragraph 16.2. If Lessor does not exercise the foregoing option, or if the premises are damaged by fire or other insured casualty, and such damage can be repaired within two hundred seventy (270) days of the date of such occurrence, or if the Lessee shall elect to repair or rebuild the premises this lease shall remain in full force and effect and Lessee shall promptly repair such damage at its expense and Lessor will make available to Lessee the proceeds of insurance carried by Lessee for the parties' benefit for Lessee's use in paying for such repairs. If this lease is not terminated as aforesaid, there shall be no abatement of rental payable hereunder but Lessee shall receive a credit against rental in an amount equal to the proceeds of rent insurance, if any, received by Lessor. The provisions of this paragraph shall not prejudice any other rights and remedies of Lessor in the event the Premises shall be damaged by fire or other casualty due to the fault or neglect of Lessee, Lessee's servants, employees, contractors, agents, visitors or licensees. Except to the extent provided for in this lease Lessor's obligations under this Lease shall not be affected by any damage to or destruction of the premises by any cause whatsoever, and Tenant hereby expressly waives any and all additional right it might otherwise have under any law or statute. Tenant agrees that its fire insurance policies for its contents, furniture, furnishings, fixtures and other property removable by Lessee under the provisions of this lease shall include appropriate clauses pursuant to which the insurance carriers (a) waive all rights of subrogation against Lessor with respect to losses payable under such policies and/or (b) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Lessee shall have Lessor named in such policies as one of the assureds. If Lessor shall be named as one of the assured under the policies covering Lessee's contents, furniture, furnishings and fixtures in accordance with the foregoing provisions, Lessor shall promptly endorse to the order of Lessee, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Lessor does hereby irrevocably waive any and all rights in and to such proceeds and payments, provided, however, that Lessee's right of full recovery under its aforesaid policies is not thereby prejudiced or otherwise adversely affected. Lessee hereby waives any and all right or recovery which it might otherwise have against Landlord, its agents and employees, for loss or damage to Lessee's contents, furniture, furnishings, fixtures and other property removable by Lessee under the provisions of this lease to the extent that the same is covered by Lessee's insurance, notwithstanding that such loss of damage may result from the negligence or fault of Landlord, its agents or employees. Lessee agrees to advise Lessor promptly as to the coverage or language of the clauses included in its insurance policies pursuant to this paragraph. Lessee also agrees to notify Lessor promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming.

     16.2 Lessee Repair. Notwithstanding paragraph 16.1, Lessee, in the event that Lessor does not exercise the option to repair in accordance with said paragraph, may by giving notice to Lessor, undertake the restoration of the damage to the demised premises by notifying Lessor within five (5) days after it received notification from Lessor that Lessor shall not be undertaking repairs to the damaged premises. In case of damage to or destruction of any building on the demised premises or of the machinery, fixtures and equipment (except movable trade fixtures, furniture, and furnishings) used in the operation and maintenance thereof, by fire or otherwise, the Lessee will, at such time and upon the conditions hereinafter set forth, restore, repair, replace, rebuild, or alter the same as nearly as possible to the conditions such property was in immediately prior to such damage or destruction. Such restoration, repair, replacement, rebuilding, or alteration shall be commenced as soon as practicable after the receipt by the Lessor or the holder of any mortgage of the insurance money to be paid on account of such damage or destruction, and, after such work has been commenced, it shall be prosecuted with reasonable diligence. Before commencement, any and all permissions required under any existing mortgage on the premises must be obtained and appropriate plans for such work approved by Lessor, which approval shall not be unreasonably withheld. In addition, Lessor must be adequately assured that the insurance proceeds are sufficient to cover the cost of repair. Upon such consents and proof of financial ability to complete, the following provisions shall apply:

     (a) All insurance money received by the Lessor or any such mortgagee on account of such damage or destruction, less the cost, if any, of such recovery, shall be applied by the Lessor or such mortgagee to the payment of the cost of such restoration, repair, replacement, rebuilding, or alteration, hereinafter referred to as the work, including expenditures made for temporary repairs or for the protection of property pending the completion of permanent restoration, repair, replacement, rebuilding, or alteration to the leased property, and shall be paid out, as hereinafter provided, from time to time, as such work progresses, upon the written request of the Lessee which shall be accompanied by the following:

     (i) A certificate of the architect or engineer in charge of the work, dated not more than thirty (30) days prior to such request, setting forth that the sum then requested either has been paid by the Lessee or is justly due to contractors, subcontractors, materialmen, engineers, architects, or other persons (whose names and addresses shall be stated), who have rendered services or furnished materials for certain work. Such certificate shall give a brief description of such services and materials, shall list the several amounts so paid or due to each of such persons, shall state the fair value of such work at the date of the requisition, and shall state that no part of such expenditures has been or is being made the basis for any other request for payment. Such certificate shall state also that except for the amounts listed therein, there is no outstanding indebtedness known to such architect or engineer, after due inquiry, which is then due for labor, wages, materials, supplies, or services in connection with such work which, if unpaid, might become the basis of a vendor's mechanic's, laborers, materialmen's or similar lien upon such work or upon the demised premises.

     (ii) An affidavit sworn to by the Lessee that all materials and all property constituting the work described in such certificate of the architect or engineer are free and clear of all security interest, liens, charges, or encumbrances, except encumbrances, if any, securing indebtedness due to persons specified in such certificate which are to be discharged upon payment of such indebtedness, as well as appropriate waivers of mechanics liens properly signed by all contractors and materialmen.

     (b) Upon compliance with the foregoing provisions of subparagraph (a), the Lessor or such mortgagee shall, out of such insurance money, on request of the Lessee, pay to the persons named in such certificate the respective amounts stated in such certificate to be due to them, or shall pay to the Tenant the amount stated in such certificate to have been paid by the Tenant; provided, however, that such payments shall not exceed in amount the fair value of the relevant work as stated in such certificate. If the insurance money in the hands of the Lessor or such mortgagee exceed the amount required to pay the cost of such work the Lessor or such mortgagee, as the case may be, shall be entitled to retain such excess.

     (c) The Lessee's obligation to pay the basic rent and all other charges and to perform all other terms of this lease shall not be affected by any such damage to or destruction of any building on the leased property or of the machinery, fixtures, and equipment used in the operation and maintenance thereof, and the Lessee hereby waives the provisions of any statute or law now or hereafter in effect contrary to such obligation of the Tenant as herein set forth or which releases the Lessee therefrom.

     (d) Notwithstanding the foregoing provisions of the paragraph, any insurance moneys in the hands of the Lessor or such mortgagee shall not be required to be paid out if, at the time of the request for payment, the Lessee is in default in the performance of any term in this Lease as to which notice of default has been given and which has not been remedied within the time limit specified in this lease, or if such mortgagee uses such insurance moneys to reduce the mortgage debt. In the event that the mortgagee so elects to use such moneys to reduce its debt and Lessor does not rebuild at Lessor's expense, Lessee shall have the option to re-building at Lessee's cost or of cancelling this Lease.

                                  ARTICLE XVII

                              CONSUMER PRICE INDEX

     17.1 Consumer Price Index. As used herein, the term "Consumer Price Index" shall mean the Index for Urban Wage Earners and Clerical Workers, N.Y. --Northeastern N.J, All Items --Series A (1982-84=100) issued by the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C. (the "Index") or the successor of such index. Should Lessor lack sufficient data to make the determination specified in this Lease on the date of any required adjustment, Lessee shall continue to pay the monthly Rent payable immediately prior to such adjustment date. As soon as Lessor obtains the necessary data, it shall determine the Rent payable from and after such adjustment date and if it shall exceed the amount previously paid by Lessee for such period, Lessee shall forthwith pay the difference to Landlord, and if it shall be less than the amount previously paid, Lessor shall reimburse Lessee for any overpayment. In the event that the aforementioned Index shall be discontinued, the parties hereto shall accept comparable statistics established by the United States Department of Labor or some other similar authority and if the parties cannot agree on a comparable index then such matter shall be submitted to arbitration under the rules of the American Arbitration Association in Stamford and the arbitrators' determination shall be binding upon the parties.

                                  ARTICLE XVIII

                   Definition of Certain Terms and Liabilities
                            of Successors and Assigns

     18.1 Definitions. For the purposes of this Lease, unless the context otherwise requires:

     (a) The term "Lessor" shall mean only the owner from time to time of the fee simple title to the land comprising the demised premises.

     (b) The term "Lessee" shall mean the owner from time to time of the Lessee's interest in this Lease and the leasehold estate created hereby.

     18.2 Successor Lessor. In the event the Lessor named in this Lease, or any successor Lessor as hereinabove defined, shall convey the fee simple title to the land constituting the demised premises, then the Lessor so conveying or transferring shall be automatically freed and relieved from and after the date of such conveyance or transfer of and from all liabilities and obligations, express or implied, on the part of the Lessor contained in or resulting from the Lease, and each successor, transferee or grantee of the fee simple title to said land shall become and be bounded by such covenants and obligations, express or implied, but only during the period, respectively, of such grantee's or transferee's respective ownership of such fee simple title; provided, always that upon any such conveyances or transfer, any funds in the hands of the Lessor so conveying or transferring awaiting distribution, payment or application in the manner and for the purposes provided in this Lease, shall be paid over and transferred to such a successor, grantee or transferee, to be held and used for the same uses and purposes under and pursuant to this Lease as the funds so transferred.

                                   ARTICLE XIX

                         Estoppel Certificates of Lessee

     19.1 Estoppel Certificate. Lessor or Lessee shall, without charge, at any time, and from time to time hereafter, within ten (10) days after written request of the other, certify by a written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person specified in such request:

     (a) As to whether this Lease has been supplemented or amended, and if so, the substance and manner of said supplement or amendment;

     (b) As to the validity and force and effect of this Lease, in accordance with its provisions as then constituted;

     (c) As to the existence of any default hereunder;

     (d) As to the existence of any offset, counter-claims, or defenses hereto on the part of the Lessee;

     (e) As to the commencement and expiration dates of the term;

     (f) As to any other matter as may reasonably be so requested.

     Any such certificates may be relied upon by requesting same and any other person to whom the same may be exhibited or delivered and the contents of such certificate shall be binding upon the certifying party.

     19.2 Attornment. Lessee shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Lessor covering the premises or if any party succeeds to the interest of the Lessor, attorn to the purchaser upon any such foreclosure or sale or to the ground Lessor and recognize such purchaser or ground Lessor as the Lessor under this lease.

     19.3 Subordination. This lease is hereby made subject and subordinate to the lien of any first mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and buildings of which the premises are a part or upon any buildings hereafter placed upon the land of which the premises are a part, and to all advances made or hereafter to be made upon the security thereof. This section shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In the event of such subsequent refinancing, the Lessor shall use reasonable efforts to obtain a non-disturbance agreement in form satisfactory to mortgagor. Lessor, provided that Lessee is not in default hereof, hereby agrees to make all payments under the existing mortgage or any future mortgage.

     19.4 Attorney-in-Fact. Lessee, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of Sections 19.1, 19.2 and 19.3 above as shall be requested by the Lessor. The Lessee hereby irrevocably appoints the Lessor as attorney-in-fact for the Lessee with full power and authority to execute and deliver in the name of Lessor any such instruments or certificates. If fifteen (15) days after the date of a written request by Lessor to execute such instruments, the Lessee shall not have executed the same, the Lessor may, at its option, treat such failure as a default under this Lease.

                                   ARTICLE XX

                         Cumulative Remedies - No Waiver
                                 No Oral Change

     20.1 Cumulative Remedies. The specified remedies to which the Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive with any other remedies or means of redress to which the Lessor may be lawfully entitled in case of any breach or threatened breach by the Lessee of any provision of this Lease. The failure of the Lessor to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option. A receipt by the Lessor of any rent or other payment hereunder with or without knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by the Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the Lessor. In addition to the other remedies in this Lease provided, the Lessor shall be entitled to the restraint by injunction of the violation or attempted or threatened violation, of any of the covenants, conditions or provisions of this Lease or to a decree compelling performance of any of the covenants, conditions or provisions of this Lease.

     20.2 No Oral Change. This Lease may not be changed orally.

                                   ARTICLE XXI

                             Captions and Headlines

     21.1 Captions. The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provisions of or the scope or intent of this Lease nor in any way affect this Lease.

     21.2 Inferences. In the event that it shall be necessary to interpret any portion of this Lease, no inferences shall be drawn against either party since the parties agree that they each participated in the drawing and finalization of this Lease.

                                  ARTICLE XXII

                              Recordation of Lease

     22.1 Memorandum. The parties prefer to record a short form of this Lease, rather than the Lease itself, and contemporaneously with the execution hereof they have executed a Memorandum of Lease which may be recorded by either party, or upon the request of either party shall execute such Memorandum.

                                  ARTICLE XXIII

                Covenants to Bind and Benefit Respective Parites

     23.1 Binding Effect. The covenants and agreements herein contained shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns, except as otherwise provided herein.

                                  ARTICLE XXIV

                      Quiet Enjoyment - Lessee's Liability

     24.1 Quiet Enjoyment. Lessee, upon paying the basic rent and all additional rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be performed, shall quietly have and enjoy the demised premises during the term of this Lease without hindrance or molestation by anyone claiming by, or through Lessor, subject, however, to the exceptions, reservations and conditions of this Lease.

                                   ARTICLE XXV

                                  Miscellaneous

     25.1 Inspection of Premises. Lessee has inspected the buildings on the demised premises and acknowledges that it is fully familiar with the condition thereof. No representations, promises or assurances, except such as are specified or endorsed herein have been made on the part of the Lessor prior to or at the execution of this Lease. Lessee will make no claim on account of any representations, promises or assurances whatsoever, whether made by any renting agent, broker, officer or other representative of Lessor or which may be contained in any circular, prospectus or advertisement relating to the premises, or otherwise, unless the same is specifically set forth in this Lease.

     25.2 Waiver of Jury Trial. In the event of any dispute between the parties under or arising out of this Lease the parties waiver any right to a trial by jury.

     25.3 No Partnership or Joint Venture. Nothing in this Lease nor any action taken pursuant to it shall be construed to create a partnership or joint venture between the Lessor and Lessee for any purpose.

     25.4 Covenants and Conditions. Each provision of this Lease to be performed by the Lessee or Lessor shall be construed as both a covenant and a condition.

     25.5 Waiver. Failure of the Lessor or Lessee to enforce or insist upon performance of any of the terms of this Lease shall not be construed as a waiver of any other term or as a waiver of any future right to enforce or insist upon the performance of the same term.

     25.6 Applicable Law. This Lease shall be construed pursuant to the laws of the State of Connecticut.

     25.7 Brokerage. The Lessee represents that it has not had dealings with brokers or agents in connection with the negotiations of this lease. Lessee agrees to save and hold Lessor harmless and to indemnify the Lessor from and with respect to any and all costs, expenses and/or liabilities (including costs of suit and reasonable attorney's fees) for any compensation, commission or charges claimed by any realtor, broker or agent with respect to this Lease. Lessor represents that it knows of no claim that has been made or can be made for a commission with regard to the within Lease.

     25.8 Merger. No oral statement or prior written matters shall have any force or effect after the signing of this Lease. All such matters shall be merged herein and be superseded hereby. Lessee agrees that it is not relying on any representations or agreements other than those contained in this Lease. This Agreement shall not be modified except by a writing subscribed to by all parties nor may this Lease be cancelled by Lessee except with the written consent of Lessor. If any provision of this Lease shall become invalid or unenforceable, it shall not affect any other provision. This Lease shall not be binding upon Lessor until signed by both parties and delivered in executed form to each. This Lease may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease.

     25.9 Holding Over. Any holding over after the expiration of the term hereof, with the consent of the Lessor, shall be construed to be a tenancy at will at double the rents herein specified (pro rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

     25.10 "Lessor" Defined, Exculpation. The term "Lessor" as used in this Lease means only the owner or the mortgagee in possession for the time being of the building in which the premises are located or the holder of a lease of both said building and the land thereunder so that in the event of any sale of said building and the land thereunder or any assignment of this lease or any underlying lease or a demise of both said building and land, Lessor shall be and hereby is entirely freed and relieved of all obligations of Lessor hereunder and it shall be deemed without further agreement between the parties and such purchaser(s), assignee(s) or lessee(s) that the purchaser, assignee or lessee has assumed and agreed to observe and perform all obligations of Lessor hereunder. Notwithstanding anything to the contrary provided in this Lease it is specifically understood and agreed that there shall be absolutely no personal liability on the part of Lessor, or any individual partner thereof, with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor or its successor in interest in the premises or the leasehold estate of Lessor or such successor in the premises for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of personal liability to be absolute and without any exception whatsoever.

     25.11 Late Penalty. In the event that Lessee is more than fifteen (15) days late in the monthly payment of the basic annual rent, Lessee shall pay an amount equal to three (3%) per cent of any such monthly payment, which payment shall be due within five (5) days of billing by Lessor.

                                  ARTICLE XXVI

                                Security Deposit

     26.1 Security Deposit. Lessee has deposited with Lessor as security for the performance by Lessee of the terms of this lease the sum of Fifty-four Thousand ($54,000.00) Dollars. Lessor may use, apply on Lessee's behalf or retain (without liability or interest except as hereinafter set forth) during the term the whole or any part of the security so deposited to the extent required for the payment of any rent or other sum as to which Lessee may be in default hereunder or for any sum which Lessor may expend by reason of Lessee's default in respect of any of the terms of this Lease, including but not limited to any deficiency or damage incurred in reletting the leased premises. The covenants of this paragraph are personal covenants between Lessor and Lessee and not covenants running with the land, and in no event will Lessor's mortgagee(s) or any purchaser at a foreclosure sale or a sale in lieu of foreclosure be liable to Lessee for the return of the security deposit. After each application from Lessee's security deposit, Lessee shall upon demand replenish said deposit to the amount set forth above.

                                  ARTICLE XXVII

                                 HAZARDOUS WASTE

     (a) Subject to the provisions of paragraph 5.1C hereof, Lessee shall during the term of this Lease comply with all applicable Governmental Requirements and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic or radioactive materials

(collectively, "Hazardous Materials") with respect to the Demised Premises. As herein used, Hazardous Materials shall include, but not be limited to, those substances defined as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq. and any other governmental statutes, laws, ordinances, rules, regulations, advisories and guidelines. Lessee shall not cause, or allow anyone claiming under Lessee to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises, Building or Land without the prior written consent of Lessor, which consent may be withheld in the sole discretion of Lessor, and which consent may be revoked at any time.

     (b) Lessee's indemnification of Lessor shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Lessee or any other person claiming under Lessee during the terms of this Lease, including without limitation, the cost of any required or necessary repair, removal, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, to the full extent that such action is attributable, directly or indirectly, to the use, general, storage or disposal of Hazardous Materials by Lessee or any person claiming under Lessee, nor the strict compliance by Lessee with all Governmental Requirements and precautions pertaining to Hazardous Materials, shall excuse Lessee from Lessee's obligation of indemnification pursuant to this subsection
(b).

     (c) If the presence of hazardous materials on the Premises caused or permitted by Lessee or any sub-tenant of Lessee results in contamination or deterioration of water or soil resulting in a level of contaminating greater than the levels established by any governmental agency having jurisdiction over such contamination, then Lessee shall promptly take any and all action necessary to clean up such contamination if required by law or as a condition to the issuance or continuing effectiveness of any governmental approval which related to the use of the premises. Lessee shall further be solely responsible for, and hereby indemnifies, and shall defend and hold Lessor and its agents harmless from and against all claims, cost, damages and liabilities, including attorney's fees and costs, arising out of or in connection with any removal, clean-up and restoration work and materials required hereunder to return the premises and any other property of whatever nature their condition existing prior to the appearance of the Hazardous Materials caused or permitted by Lessee. The Lessee shall have the right on or before May 1, 1990 to cause environmental tests and structural examination to take place at the premises. In the event that such tests or examination shall reveal any material faults in the structures or hazardous waste on the premises, Lessee shall have the right to terminate this

Lease and the Purchase Agreement referred to herein upon ten (10) days' written notice by registered or certified mail to Lessor. Notwithstanding such right to terminate, Lessor shall have the right to cure faults revealed by either such examination within ten (10) days of receipt of the notice from Lessee and in the event of such cure, the right to terminate shall become null and void and of no further force and effect.

                                 ARTICLE XXVIII

                               OPTION TO PURCHASE

     Provided that Lessee is not In Default at the time of the exercise of this option or at the time of the closing as herein described, Lessee shall have the option to purchase from Lessor the premises described in Schedule "A" attached Hereto and made part hereof; and subject to the matters set forth in said schedule. The purchase price shall be in the following:

     During the First through the Fifth
     Lease Years ...............................................$6,800,000.00

     During the Sixth Lease Year................................$7,600,000.00

     During the Seventh through the Tenth Lease
     Years......................................................$8,150,000.00

     During the Eleventh through the Twentieth
     Lease Years, at the fair market value of
     said premises but in no event at a price
     less than..................................................$7,600,000.00

     In the event that the parties cannot agree on the fair market value of said premises, then the determination of said fair market value shall be made in the same manner as is set forth in Paragraph 2.3 hereof.

     The purchase price shall be paid in cash, certified check, or cashier's check at the time of closing, such checks to be issued by a State or Federally chartered banking institution doing business in Fairfield County, Connecticut, or at Lessor's or Lessee's option, by a wire transfer. Notice of the exercise of this option shall be given at least ninety
(90) days prior to the date on which title is to close and such notice shall designate the closing date. The closing shall be held at the offices of Wofsey Rosen Kweskin & Kuriansky, 600 Summer Street, Stamford, Connecticut.

     At the closing the following shall be apportioned in the manner normally used by the Danbury Bar Association. Rent, utilities, taxes and sewer rents, if any. Lessor shall deliver to Lessee a good and valid Connecticut Form of Warranty Deed conveying Lessor's fee simple interest in the property to Lessee, subject only to the matters set forth in Exhibit C attached hereto. Such exception to title will not materially affect the marketability of the premises nor the use allowed under this Lease. Lessor shall pay any conveyance taxes due.

                                  ARTICLE XXIX

                                     NOTICES

     All notices, demands and requests under this Lease shall be in writing and shall be sent by United States registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

         To Lessor:               John D'Elia
                                  c/o Saul Kwartin, Esquire
                                  600 Summer Street
                                  Stamford, Connecticut 06901

         Copy to:                 John D'Elia
                                  289 Mason Street
                                  Greenwich, CT 06830

         To Lessee:               James G. Hetherington
                                  102 Federal Road
                                  P.O. Box 436
                                  Danbury, CT  06810

                                  Lawrence Iannaconne
                                  c/o Dealership Management Associates
                                  585 Route 440
                                  Jersey City, NJ 07304

                                  Robert W. Perrotti
                                  3035 Whitney Avenue
                                  Hamden, Connecticut

Either party may, by notice given to the other party, designate a new address to which notices, demands and requests shall be sent and, thereafter, any of the foregoing shall be sent to the address most recently designated by such party. Notices, demands and request shall be sent and, thereafter, any of the foregoing shall be sent to the address most recently designated by such party. Notices, demands and requests which shall be served upon Lessor or Lessee in the manner aforesaid shall be deemed to have been served or given for all purposes under this Lease at the time such notice, demand or request shall be mailed by United States registered are certified mail as aforesaid, in any post office or branch post office regularly maintained by the United States Government.

                                  ARTICLE XXXI

                                    GUARANTY

     SAMUEL X. DiFEO and JOSEPH DiFEO shall individually guarantee all of Lessee's obligations hereunder in accordance with the Guaranty Agreement attached hereto and made part hereof. Further, Fair Realty Company which Lessee represents is a General Partnership whose General Partners include SAM DiFEO and JOSEPH

DiFEO, will guarantee Lessee's obligation hereunder. The guarantee of Fair Realty Company and its partners shall be limited to its ownership interest in premises known as 102 Federal Road, Danbury, Connecticut presently owned by Fair Realty Company. In the event that Fair Realty Company shall sell or in any other way convey the said premises, then and in such event Fair Realty Company's Guaranty will be assumed by Sam DiFeo and Joseph DiFeo without the three-year limitation on the Guaranty which is attached hereto and made part hereof.

                                  ARTICLE XXXII

                               CONDITION PRECEDENT

     This Lease shall not become effective unless and until a certain Contract dated March 27, 1990 between COLOMIAL SUZUKI, INC. and ACCURATE MOTORS, INC. as SELLERS and JAMES G. HETHERINGTON, or his assigns as BUYERS have been signed and the closing thereunder shall have been completed.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed in duplicate, and their respective seals to be hereunto affixed, as of the day and year first above written.

ATTEST:                                       LESSOR

________________________                      _________________________


________________________


                                              LESSEE

_________________________                     _________________________


_________________________                     _________________________

                                    GUARANTY

     In consideration of the execution of the within Lease by Lessor, at the request of the undersigned and in reliance of this guaranty, the undersigned hereby guarantees unto Lessor, its successors and assigns, the prompt payment of all rent and the performance of all of the terms, covenants and conditions provided in said Lease, hereby waiving all notice of default, and consenting to any extensions of time or changes in the manner of payment or performance of any of the terms and conditions of the said Lease the Lessor may grant the Lessee, and further consenting to the assignments of the said Lease, and any modifications thereof, including the sub-letting and changing of the use of the demised premises, all without notice to the undersigned. The undersigned agrees to pay the Lessor all expenses incurred in enforcing the obligations of the Lessee under the within Lease and in enforcing this guaranty.

     This Guaranty shall be effective for a period of three (3) years and shall expire and terminate at the end of such period; except that any obligations which arose during such three-year period shall not expire or terminate until they have been fully satisfied.

Witness:/s/_______________________           /s/ Sam X. DeFeo
                                             --------------------------------
                                             SAM DeFEO

       /s/________________________           /s/ Joseph C. DeFeo
                                             --------------------------------
                                             JOSEPH DeFEO

                              MODIFICATION OF LEASE

     WHEREAS, the parties hereto are parties to or guarantors of a certain Lease dated September 27, 1990, covering premises on Federal Road, Danbury, Connecticut; and

     WHEREAS, it is the desire of the parties to modify said Lease as hereinafter set forth. NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and in further consideration of One ($1.00) Dollar by each party paid to the other, the parties agree as follows:

     1. Paragraph 2.2 is amended by adding the following language thereto:

     "In the event that SAMUEL X. DiFEO, JOSEPH C. DiFEO and ________________ shall not close title to certain real estate on Federal Road, Danbury, which is the subject of the Purchase Contract attached hereto and made part hereof as Exhibit A on or before November 15, 1992, then and in such event the option to cancel the Lease as set forth in Paragraph 2.2 shall become effective on November 15, 1997, subject to the notice provisions set forth in Paragraph 2.2. If the Lesssee shall exercise the option to cancel, Lessee shall pay to Lessor the sum of $120,000.00 in five (5) equal monthly payments of $24,000.00 each, commencing on the effective date of the cancellation".

     2. Paragraph 2.3 is amended as follows. The first sentence of Paragraph 2.3 is eliminated and the following substituted therefor:

     "The Lessor grants to Lessee an option to extend the within Lease for two periods at the end of the basic term hereof, the first being for a period of five (5) years and the second being for a period of three (3) years. The right to exercise such option to extend is conditioned upon Lessee not being in default under any of the terms and conditions of this Lease.

     The rental provisions set forth in Paragraph 2.3 are changed as follows:

     "The monthly rent payable during the First Option Period shall be the lesser of $54,500.00 or one (1%) per cent of the value of said premises, but in no event said monthly rent during the First Option Period be less than $52,000.00 per month. Monthly rent payable during the Second Option Period shall be the lesser of $56,500.00 or one (1%) per cent of the fair market value of the premises at the commencement of said Second Extended Term, but in no event shall the rent be less than the rent paid during the First Extended Period.

     Reference to 'the Second Five (5) Year Option Period' in the last sentence of Paragraph 2.2 is changed to the phrase 'the Three-Year Option Period'.

     3. Paragraph 3.1. In the event that the Purchaser does not close title to the premises covered by the Contract attached hereto as Exhibit A on or before September 15, 1993, then and in such event the rent payable pursuant to this Paragraph shall increase by $5,000.00 per month.

     4. Article XXXI is amended by adding the following language thereto:

     "The guarantees provided for in this Article shall be effective with respect not only to the basic Lease but also with respect to the modified Lease."

     5. Paragraph 12.1 is amended by adding the following language after the words "Joseph DiFeo", to wit: "and/or _______ Holdings, Inc. of
____________________.

     Except as otherwise modified herein, the parties hereby confirm and ratify all of the other terms and conditions of the Lease above described.

     IN WITNESS WHEREOF, the parties have hereunto set their hand and seal this _______ day of __________ 1992.


                                         FAIR IMPORTS CORP. d/b/a
                                         FAIR ACURA

                                         By____________________________

                                         TJGHCC ASSOCIATES

                                         By____________________________

                                         J & F ASSOCIATES

                                         By____________________________

                                         ______________________________
                                         SAMUEL X. DiFEO

                                         ______________________________
                                         JOSEPH C. DiFEO